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                                                                     Exhibit 5.1


                          [JONES, DAY, REAVIS & POGUE]


                                  July 16, 1999


USAA Federal Savings Bank
10750 McDermott Freeway
San Antonio, Texas 78288

                     Re: USAA Auto Loan Grantor Trust 1999-1
                         -----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to USAA Federal Savings Bank (the "Bank") in connection with the registration statement on Form S-3, Registration No. 333-81385 (the "Registration Statement"), filed by the Bank on behalf of USAA Auto Loan Grantor Trust 1999-1 (the "Trust") under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance by the Trust of Automobile Loan Pass-Through Certificates, representing undivided interests in the Trust (the "Certificates"). The Trust is to be formed and the Certificates are to be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") between the Bank, as seller and servicer, and The Bank of New York, a banking corporation organized under the laws of the State of New York, as trustee (the "Trustee").

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, we are of the opinion that when the issuance, execution and delivery of the Certificates have been duly authorized by all corporate action by the Bank and when the Certificates have been duly executed and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and issued and delivered against payment therefor as contemplated by the Registration Statement, the Certificates will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Validity of the Certificates" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             /s/ JONES, DAY, REAVIS & POGUE

                                             JONES, DAY, REAVIS & POGUE